Exhibit 8.1

Principal Subsidiaries, Variable Interest Entities and Subsidiaries of Variable Interest Entities

Principal Subsidiaries:

FinVolution (HK) Limited, a Hong Kong company

Bluebottle Limited, a Hong Kong company

Beijing Prosper Investment Consulting Co., Ltd., a PRC company

Shanghai Guangjian Information Technology Co., Ltd., a PRC company

Shanghai Shanghu Information Technology Co., Ltd., a PRC company

Shanghai Manyin Information Technology Co., Ltd., a PRC company

Hainan Shanghu Information Technology Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Paipairongxin Investment Consulting Co., Ltd., a PRC company

Shanghai Zihe Information Technology Group Co., Ltd., a PRC company

Shanghai Ledao Technology Co., Ltd., a PRC company

Subsidiaries of Variable Interest Entities:

Shanghai PPDai Financial Information Services Co., Ltd., a PRC company

Hefei PPDai Information Technology Co., Ltd., a PRC company

Fujian Zhiyun Financing Guarantee Co., Ltd., a PRC company

Shanghai Erxu Information Technology Co., Ltd., a PRC company

Shanghai Nianqiao Technology Co., Ltd., a PRC company

Chengdu Yougao Information Technology Co., Ltd., a PRC company